                                     FORM OF
                            AMENDMENT NUMBER FIFTEEN
                              TO CUSTODIAN CONTRACT

                         THE HARTFORD MUTUAL FUNDS, INC.

                         Effective ______________, 2005

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re: THE HARTFORD MUTUAL FUNDS, INC.
    CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL PORTFOLIO

Dear Sir or Madam:

This notice of additional portfolios is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new portfolios of the Fund under the terms of the Contract:

   -  The Hartford Select SmallCap Growth Fund

   -  The Hartford Retirement Income Fund

   -  The Hartford Target Retirement 2010 Fund

   -  The Hartford Target Retirement 2020 Fund

   -  The Hartford Target Retirement 2030 Fund

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                      THE HARTFORD MUTUAL FUNDS, INC.

                                      By: _____________________________
                                          Name: David M. Znamierowski
                                      Title: President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: _________________________________
Name: _________________________________

Title: _________________________________